UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 27, 2012

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One

135 Route 202/206

Bedminster, New Jersey 07921

(Address of Principal Executive Offices)

(908) 731-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, GAIN Capital Group, LLC (“Gain”), a wholly-owned subsidiary of Gain Capital Holdings, Inc., and optionsXpress Holdings, Inc. (“optionsXpress”), a subsidiary of The Charles Schwab Corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”) whereby Gain will acquire Open E Cry, LLC (“OEC”), an online futures broker, for a purchase price of $12 million.

Consummation of the transaction is subject to certain conditions, including the absence of any law or order prohibiting the closing and certain other customary closing conditions. In addition, the Purchase Agreement contains customary termination rights. The transaction is expected to be completed in the third quarter.

The foregoing description of the Purchase Agreement is merely a summary of certain material provisions of the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by GAIN Capital Holdings, Inc., dated June 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2012

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	General Counsel and Secretary